     As filed with the Securities and Exchange Commission on July 28, 2000
                                                      Registration No. 333-38086
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                                TEGAL CORPORATION


           DELAWARE                                           68-0370244
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                             2201 S. McDowell Blvd.
                           Petaluma, California 94954
                                 (707) 763-5600

       (Address, including zip code, and telephone number of Registrant's principal executive offices)

                                 --------------

                                Michael L. Parodi
                             Chairman of the Board,
                      President and Chief Executive Officer
                                Tegal Corporation
                             2201 S. McDowell Blvd.
                           Petaluma, California 94954
                                 (707) 763-5600
                     (Name, address, including ZIP code, and
                        telephone number, including area
                           code, of agent for service)

                                   Copies to:
                           Christoper L. Kaufman, Esq.
                                Latham & Watkins
                              135 Commonwealth Dr.
                          Menlo Park, California 94025
                                 (650) 328-4600
                               Fax: (650) 463-2600

                                 ---------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this registration statement.

                                 ---------------

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                         CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                                 PROPOSED MAXIMUM
                                                                     AGGREGATE                AMOUNT OF
             TITLE OF SHARES TO BE REGISTERED                  OFFERING PRICE(1)(2)       REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value(3)........................               N/A                      N/A
-------------------------------------------------------------------------------------------------------------
Warrants................................................               N/A                      N/A
-------------------------------------------------------------------------------------------------------------
  Total.................................................           $30,000,000               $7,920.00(4)
=============================================================================================================

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933.
(3) Each share of Common Stock includes one common share purchase right under the Rights Agreement dated as of June 11, 1996 between us and Chasemellon Shareholder Services, L.L.C., as Rights Agent.
(4)     Previously paid.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED JULY 28, 2000

                                TEGAL CORPORATION

                                  COMMON STOCK
                        WARRANTS TO PURCHASE COMMON STOCK
                                   -----------


               We may from time to time sell up to $30,000,000 in the aggregate of:

               -  shares of our common stock, par value $0.01 per share; and

               -  warrants to purchase common stock.

               We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

               Our common stock is traded on the Nasdaq National Market under the symbol "TGAL."

                               ------------------

               Investing in our common stock involves certain risks. See "Risk Factors" on page 6.

                               ------------------

               NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts.

               This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

                  The date of this prospectus is July 28, 2000.

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----

ABOUT THIS PROSPECTUS........................................................................3

WHERE YOU CAN FIND MORE INFORMATION..........................................................4

THE COMPANY..................................................................................5

USE OF PROCEEDS..............................................................................6

RISK FACTORS.................................................................................6

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS............................................6

DILUTION.....................................................................................6

GENERAL DESCRIPTION OF SECURITIES............................................................7

DESCRIPTION OF WARRANTS......................................................................7

PLAN OF DISTRIBUTION.........................................................................8

LEGAL MATTERS................................................................................9

EXPERTS......................................................................................9

                              ABOUT THIS PROSPECTUS

               This prospectus is a part of registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus supplement together with additional information described under the next heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

               We file annual and quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements and other information at:

               - the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and

               -  the regional offices of the SEC:

               Midwest Regional Office, Citicorp Center, Suite 1400, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661-2511

               Northeast Regional Office, Suite 1300, 13th Floor, 7 World Trade Center, New York, New York 10048.

               You can also obtain copies of these materials from the public reference section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that makes available reports, proxy statements and other information regarding registrants that file electronically with it. You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc. 20 Broad Street, New York, New York 10005.

               The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed by us with the SEC:

               -  Annual Report on Form 10-K for the year ended March 31, 2000;

               -  Proxy Statement for the 2000 Annual Meeting of Shareholders;

               -  Quarterly Report on Form 10-Q for the period ended June 30,
                  2000;

               - the description of the common stock contained in our Registration Statement on Form 8-A (File No. 01-26824), which was declared effective by the Commission on October 18, 1995, including any subsequently filed amendments and reports updating this description; and

               - all other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering, which shall be deemed to be a part hereof from the date of filing of these documents.

               To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write to the Corporate Secretary, Tegal Corporation, 2201 S. McDowell Blvd., Petaluma, California 94954 (telephone (707) 763-5600).

                                   THE COMPANY

               We design, manufacture, market and service plasma etch systems used in the fabrication of integrated circuits (or, ICs) and other related devices such as gallium arsenide devices for wireless communications, thin film heads for disk drives, small flat panels and printer heads. Etching constitutes one of the principal IC and related device production process steps and must be performed numerous times in the production of these devices. We were formed in December 1989 to acquire the operations of the former Tegal Corporation, a division of Motorola, Inc. Our predecessor company was founded in 1972 and acquired by Motorola in 1978. We completed our initial public offering in October 1995.

               Our principal executive offices are located at 2201 South McDowell Road, Petaluma, California 94954 (telephone number (707) 763-5600).

                                 USE OF PROCEEDS

               Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds will be used for general corporate purposes, which may include but are not limited to working capital, capital expenditures, acquisitions and the repayment or refinancing of our indebtedness. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

                                  RISK FACTORS

               Investing in our securities involves risk. Please see the Risk Factors set forth in the supplement which accompanies this prospectus as well as our periodic reports on Form 10-K and Form 10-Q which have been filed with the SEC, incorporated by reference into this prospectus and available on EDGAR at http://www.sec.gov. Before making an investment decision, you should carefully consider these risks as well as the other information contained or incorporated by reference into this prospectus.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

               This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and
Section 21E of the Exchange Act. Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "believe," "estimate," "expect," "intend," "project," or similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth under the caption "Risk Factors" and elsewhere in this prospectus and the documents incorporated by reference in this prospectus. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We may update the prospectus and other material information by providing prospectus supplements in connection with the sale of securities pursuant to this prospectus.

                                    DILUTION

               If you invest in our common stock, your interest would be diluted to the extent of the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after this offering. We calculate tangible net book value per share by dividing the net tangible book value, which equals total assets less intangible assets and total liabilities, by the number of outstanding shares of our common stock.

               Assuming an offering price of $8.00 per share, our tangible net book value at March 31, 2000 would have been $2.20 per share. This represents an immediate increase in the tangible net book value per share of $3.40 per share to existing shareholders and an immediate dilution of $5.60 per share to new investors.

               The following table illustrates this per share dilution:


 Assumed offering price per share.....................................         $8.00
      Tangible net book value per share as of March 31, 2000..........$2.20
      Increase per share attributable to new shareholders............. 1.20
                                                                      -----
 Adjusted net tangible net book value per share after offering........          3.40
                                                                               -----
 Dilution per share to new stockholders...............................         $5.60
                                                                               =====

                        GENERAL DESCRIPTION OF SECURITIES

               We directly or through agents, dealers, or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $30,000,000 in the aggregate of:

               -  shares of common stock;

               -  warrants to purchase common stock; or

               - any combination of common stock and warrants, either individually or as units consisting of one or both common stock and warrants, each on terms to be determined at the time of sale.

               The common stock and the warrants are collectively referred to herein as the "securities." A general description of our common stock can be found on our Form 8-A filed with the Commission in October 1995. Our common stock is also subject to the Rights Agreement dated as of June 11, 1996 between us and Chasemellon Shareholder Services, L.L.C., as rights agent, in which each share of our common stock includes one common share purchase right. Additional details regarding our rights plan can be found on our Form 10-K/A, which is incorporated by reference.

                             DESCRIPTION OF WARRANTS

               Warrants may be issued independently or together with any common stock and may be attached to or separate from these securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant thereto. As of the date hereof, we have warrants to purchase 125,000 shares of our common stock outstanding.

TERMS OF WARRANTS

               The applicable prospectus supplement will describe the terms of warrants offered thereby, the warrant agreement relating to these warrants and the warrant certificates representing these warrants, including the following:

               -  the title of the warrants;

               -  the common stock for which the warrants are exercisable;

               -  the price or prices at which the warrants will be issued;

               - if applicable, the number of the warrants issued with each share of common stock;

               - if applicable, the date on and after which the warrants and the related common stock will be separately transferable;

               - if applicable, a discussion of any material federal income tax considerations; and

               - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

               Warrant certificates will be exchangeable for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Holders of warrants will not be entitled, by virtue of being a holder of warrants, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of our stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

EXERCISE OF WARRANTS

               Each warrant will entitle the holder to purchase for cash that number of shares of common stock at an exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date, unexercised warrants will become void.

               Warrants may be exercised as set forth in the prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by any warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

                              PLAN OF DISTRIBUTION

               We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of these securities will be named in the applicable prospectus supplement. We have reserved the right to sell securities directly to investors on our own behalf in those jurisdictions where and in a manner as we are authorized to do so.

               Underwriters may offer and sell securities:

               -  at a fixed price or prices, which may be changed;

               -  at market prices prevailing at the time of sale;

               -  at prices related to prevailing market prices; or

               -  at negotiated prices.

               We also may, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

               Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933.

               If so indicated in the prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in that prospectus supplement. Each contract will be for an amount not less than the amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Contracts will not be subject to any conditions except:

               - the purchase by the institution of the securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject; and

               - if the securities are being sold to underwriters, we shall have sold to these underwriters the total amount specified in the applicable prospectus supplement.

               A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to contracts accepted by us.

                                  LEGAL MATTERS

               Certain legal matters with respect to the securities offered by this prospectus will be passed upon for us by Latham & Watkins, San Francisco, California.

                                     EXPERTS

               The financial statements incorporated by reference to the Annual Report on Form 10-K for the year ended March 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:


*Securities and Exchange Commission Fee...................................      $ 7,920
**Legal Fees and Expenses.................................................       10,000
**Accounting Fees and Expenses............................................       10,000
**Miscellaneous...........................................................        2,080
                                                                                -------
        **Total...........................................................       30,000
                                                                                =======

---------
*Previously filed
**Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               The Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"), a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Subsection
(b)(7) of Section 102 of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The effect of the provision of the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

               Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the Company's request as a director, officer or employee of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

               Subsection (b) of Section 145 empowers a corporation to indemnify any present or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director, officer, employer or agent is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               Section 145 further provides that to the extent a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual serving at the Company's request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

               The Company's Certificate of Incorporation provides that the Company shall indemnify its directors, officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity. In addition, pursuant to an agreement with holders of securities providing for registration rights, such holders are entitled to be indemnified by the Company for certain liabilities under federal securities laws.

               The Company has in effect directors' and officers' liability policies in the aggregate amount of $10 million covering all of its directors and officers.

ITEM 16.  EXHIBITS


1.1*    Form of Underwriting Agreement.

4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibits 3(i).1 and 3(i).2 included in the Company's Registration Statement on Form S-1 (No. 33-84702)).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3(ii) included in the Company's Registration Statement on Form S-1 (No. 33-84702)).

4.3 Rights Agreement dated as of June 11, 1996 between the Company and Chasemellon Shareholder Services, L.L.C., as rights agent (incorporated by reference to Exhibit 4.1 included in the Company's Form 8-K filed June 28, 1996).

4.4 First Amendment to Rights Agreement dated as of January 15, 1999 between the Company and Chasemellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 99.1 included in the Company's Form 8-K filed January 1, 1999).

4.5*    Form of Warrant Agreement for Warrants.

5.1     Opinion of Latham & Watkins.

23.1    Consent of PricewaterhouseCoopers LLP.

23.2    Consent of Latham & Watkins (included in Exhibit 5).

24.1**  Powers of Attorney.

-----------
*To be filed by a report on Form 8-K pursuant to Regulation S-K, Item 601(b). **Previously filed.

ITEM 17.  UNDERTAKINGS

               (a)    The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i)    To include any prospectus required by
        Section 10(a)(3) of the Securities Act of 1933;

                             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and
        (a)(1)(ii) above may be contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                                    (2)     That, for the purpose of determining
        any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    (3)     To remove from registration by means
        of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, California on July 28, 2000.

                                      TEGAL CORPORATION

                                      By  /s/  Michael L. Parodi
                                        ----------------------------------------
                                             Michael L. Parodi
                                             Chairman of the Board, President
                                             and Chief Executive Officer


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2000.


                Signature                                             Title
                ---------                                             -----

/s/  Michael L. Parodi                           Chairman of the Board, President and Chief
----------------------------------------         Executive Officer (Principal Executive Officer)
Michael L. Parodi

*                                                Vice President, Finance and Administration,
----------------------------------------         Secretary, Treasurer and Chief Financial
David Curtis                                     Officer (Principal Financial Officer)


*                                                Director
----------------------------------------
Jeffrey M. Krauss

*                                                Director
----------------------------------------
Thomas R. Mika

*                                                Director
----------------------------------------
Fred Nazem

*                                                Director
----------------------------------------
Edward A. Dohring


*By:  /s/  Michael L. Parodi
      ----------------------------------
        Attorney-in-fact

                                  EXHIBIT INDEX

1.1*    Form of Underwriting Agreement.
4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibits 3(i).1 and 3(i).2 included in the Company's Registration Statement on Form S-1 (No. 33-84702)).
4.2 Bylaws of the Company (incorporated by reference to Exhibit 3(ii) included in the Company's Registration Statement on Form S-1 (No. 33-84702)).
4.3 Rights Agreement dated as of June 11, 1996 between the Company and Chasemellon Shareholder Services, L.L.C., as rights agent (incorporated by reference to Exhibit 4.1 included in the Company's Form 8-K filed June 28, 1996).
4.4 First Amendment to Rights Agreement dated as of January 15, 1999 between the Company and Chasemellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 99.1 included in the Company's Form 8-K filed January 1, 1999).
4.4*    Form of Warrant Agreement for Warrants.
5.1     Opinion of Latham & Watkins.
23.1    Consent of PricewaterhouseCoopers LLP.
23.2    Consent of Latham & Watkins (included in Exhibit 5).
24.1**  Powers of Attorney.

-----------
*To be filed by a report on Form 8-K pursuant to Regulation S-K, Item 601(b). **Previously filed.